UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2023

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
265 Talbot Street West,
Leamington, ON		N8H 5L4
(Address of Principal Executive Offices,		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (844) 845-7291
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $0.0001 par	TLRY
value per share		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Tilray Brands, Inc. (“Tilray”) with the Securities and Exchange Commission (the “SEC”) on August 7, 2023, Tilray entered into a securities and asset purchase agreement (the “Purchase Agreement”) by and among Anheuser-Busch Companies, LLC (“Anheuser-Busch”) and certain of its affiliates. Pursuant to the Purchase Agreement, Tilray agreed to acquire a portfolio of craft beer brands, assets and businesses from AB that includes Breckenridge Brewery, Blue Point, 10 Barrel, Redhook, Widmer Brothers, Square Mile, Shock Top and HiBall (the “AB Transaction”). The AB Transaction closed on September 29, 2023.  The purchase price paid to AB at closing was equal to approximately $83.4 million in cash, after giving effect to a working capital adjustment.

Item 1.01          Entry into a Material Definitive Agreement

First Amendment to Securities and Asset Purchase Agreement

On September 29, 2023, Tilray, Anheuser-Busch and the other parties to the Purchase Agreement entered into that certain First Amendment to Securities and Asset Purchase Agreement (the "First Amendment"). The amendment provides for an adjustment to the calculation time for the working capital determination, as well as modifications relating to third-party consents.

Second Amendment and Consent to Credit Agreement

On September 29, 2023, Tilray and the other parties to that certain Credit Agreement, dated as of June 30, 2023, with Bank of America, N.A. (the “Administrative Agent”) entered into a Second Amendment and Consent to Credit Agreement (the “Credit Agreement Amendment”).  The Credit Agreement Amendment provides, among other things, for lender consent to the AB Transaction. An amount equal to $20 million was borrowed under the Credit Agreement to fund part of the purchase price for the AB Transaction.

In connection with the Credit Agreement Amendment, Tilray also entered into an amendment to the Pledge Agreement in favor of the Administrative Agent to provide for a first lien security interest in all of the equity interests of the business acquired pursuant to the AB Transaction as collateral for the Credit Agreement and the related Continuing Guaranty.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The foregoing summary description of the completion of the AB Transaction does not purport to be complete and is qualified in its entirety by reference to the terms of the Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Tilray with the SEC on August 7, 2023, and is incorporated by reference into this Item 2.01 and the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 2.01.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Credit Agreement Amendment is incorporated by reference in this Item 2.03.

Item 8.01          Other Events.

On October 2, 2023, Tilray issued a press release announcing the closing of the AB Transaction. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit	Description
Number
10.1	First Amendment to Securities and Asset Purchase Agreement, dated as of September 29, 2023

10.2	Second Amendment and Consent to Credit Agreement, dated as of September 29, 2023

99.1	Press Release of Tilray Brands, Inc., dated October 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: October 2, 2023
By: /s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel